LEAK OUT AGREEMENT

This Leak Out Agreement (the “Agreement”) is made effective as of this 10th day of May 2017 by and between Dr. Geoff’s by PetLife, Inc. (“DGPL”), a Maryland corporation, and a wholly-owned subsidiary of PetLife Pharmaceuticals, Inc. (“PTLF”), a Nevada corporation (collectively, the “Company”), and Healthy Life Pets, LLC, a Wyoming limited liability company (the “HLP”).

R E C I T A L S

A. Pursuant to any and all shares of common stock of PTLF issued to HLP and/or its assignees, as a condition of the issuance of the shares of common stock, HLP agrees to a Leak Out Agreement. The purpose of the Agreement is to protect the Company from excessive stock selling of the common stock of PTLF as traded under the stock symbol PTLF.

B. Furthermore, HLP, should it become classified as an insider, is subject to the regulated times permissible for an insider to sell their common stock on the public market.

C. HLP will be issued up to 1,500,000 shares of common stock in exchange for inventory purchased, as contracted in a Supply Agreement between the DGPL and HLP, as dated May 10, 2017, and as contracted in an Asset Purchase Agreement between DGPL and HLP, as dated May 10, 2017 (collectively, the “Shares”).

D. This Agreement covers all past and to be issued securities of PTLF.

E. HLP is also bound by the various regulations of the Securities and Exchange Commission (the “SEC”), including, but not limited to, Rule 144.

F. PTLF and HLP desire and agree to place certain restrictions on the resale of the Shares.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants and representations set forth below, the Company and HLP agree as follows:

1.	Restriction on Resale of Shares. Subject to the terms and conditions of this Agreement, the Company and HLP hereby agree that during the term of this Agreement, and until all of the Shares have been sold by HLP, HLP may sell no more than 2,000 shares of common stock into the market on any given trading day. Furthermore, HLP will sell shares into the market through the “ask” side of the market bid/ask and will not sell any shares on the “bid” side or “at market.” HLP recognizes the need to maintain the integrity of PTLF’s per share price in the market and agrees that selling “at market” or to the highest “bid” could cause a decrease in the highest price offered for shares of PTLF. Further, HLP shall provide a copy of this Agreement to its broker (the “Broker”) and the Broker shall be required to sign the acknowledgement attached hereto as Exhibit A acknowledging and agreeing to abide by the terms of this Agreement.

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2.	Private Transaction. If HLP desires to sell or transfer any of the Shares to another party in a private transaction, HLP must first obtain written approval from the Company, which approval may be withheld by the Company in its sole discretion for any or no reason. If the Company approves the sale or transfer by HLP, the recipient of the Shares will be required to strictly adhere to the same leak out restrictions as detailed above in Paragraph 1. Furthermore, prior to the sale or transfer of any of the Shares, the recipient must sign a binding agreement to such.

3.	General Provisions.

3.1.	Integration. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof and supercedes and replaces any and all prior written or oral agreements regarding the subject matter of this Agreement including, but not limited to, any representations made during any interviews, relocation discussions or negotiations whether written or oral.

3.2.	Notices. Any notice, demand, offer, request or other communication required or permitted to be given by either the Company or HLP pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one (1) business day after being deposited with an overnight courier service or (v) four (4) days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses provided to the Company (which the Company agrees to disclose to the other parties upon request) or such other address as a party may request by notifying the other in writing.

3.3.	Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business or assets that executes and delivers the assumption agreement described in this Section or that becomes bound by the terms of this Agreement by operation of law. Subject to the restrictions on transfer set forth in this Agreement, this Agreement shall be binding upon HLP and his heirs, executors, administrators, successors and assigns.

3.4.	Waiver. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.

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3.5.	Further Assurances. HLP agrees upon request to execute any further documents or instruments necessary or reasonably desirable in the view of the Company to carry out the purposes or intent of this Agreement.

3.6.	Severability. Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable to the greatest extent permitted by law.

3.7.	Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages shall be binding originals.

3.8.	Failure to Adhere: The Company or HLP who fails to fully adhere to the terms and conditions of this Agreement shall be liable to every other party for any damages suffered by any party by reason of any such breach of the terms and conditions hereof. HLP agrees that in the event of a breach of any of the terms and conditions of this Agreement by HLP, that in addition to all other remedies that may be available in law or in equity to the non-defaulting parties, a preliminary and permanent injunction, without bond or surety, and an order of a court requiring HLP to cease and desist from violating the terms and conditions of this Agreement and specifically requiring HLP to perform his/her/its obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that the Company may suffer as a result of any breach or continuation thereof.

3.9.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts entered into and to be performed wholly within said State; and the Company and HLP agree that any action based upon this Agreement may be brought in the United States and state courts of Maryland only, and submits himself/herself/itself to the jurisdiction of such courts for all purposes hereunder.

3.10.	Attorney Fees. In the event of default hereunder, the non-defaulting parties shall be entitled to recover reasonable attorney’s fees incurred in the enforcement of this Agreement.

[Remainder of page intentionally left blank; signature page to follow.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above, and each party hereby represents that it/he has read this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands this Agreement.

Dr. Geoff’s by PetLife, Inc.

By:	/s/ Richard Salvagno
Ralph Salvagno, Chairman

Healthy Life Pets, LLC

By:	/s/ Tracy Wardak
Tracy Wardak, Manager

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Exhibit A

Acknowledgement to Leak Out Agreement dated as of May 10, 2017 between PetLife Pharmaceuticals, Inc.

and Healthy Life Pets, LLC

Date: ____________

Dear PetLife Pharmaceuticals, Inc.:

We act as the stock broker (the “Broker”) for Healthy Life Pets, LLC (“HLP”) regarding the sale of the common shares of PetLife Pharmaceuticals, Inc. (the “Company”). HLP has forwarded us a fully executed copy of the leak out agreement (the “Leak Out Agreement”) executed by HLP and the Company as of May 1, 2017. We hereby acknowledge the terms of the Leak Out Agreement and agree to abide by the terms of the Leak Out Agreement, specifically to sell no more than 2,000 shares of common stock per day and to not sell shares on the “bid” side of the bid/ask spread or “at market.”

Sincerely,

Broker Name:____________________________________

By:
Its:

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